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                                                            EXHIBIT 10.1


                      MASTER RELATIONSHIP AGREEMENT
                      -----------------------------

          THIS AGREEMENT made as of the ____ day of July, 2001.

BETWEEN:

          INFERTEK TECHNOLOGIES INC., (British Columbia Incorporation
          Number: 0394358), with an office at 2030 Marine Drive,
          Suite 100, North Vancouver, British Columbia, CANADA, V7P 1V7

          (hereinafter called "Infertek")
                                                          OF THE FIRST PART
AND:

          kTravel SOLUTIONS INC., with an office at Suite 100 -
          2030 Marine Drive, North Vancouver, British Columbia,
          CANADA, V7P 1V7

          (hereinafter called "kTravel Solutions")
                                                         OF THE SECOND PART

          (Infertek and kTravel Solutions collectively called "Infertek")

AND:

          UNIGLOBE TRAVEL (Belux) NV, with an office at Steenweg 12, 2800 Mechelen, Belgium

          (hereinafter called the "Region")
                                                          OF THE THIRD PART


          WHEREAS:

A. Infertek specializes in the development of software technology for Internet-based content and knowledge management;

B. Infertek has developed a certain Internet application and technology for deployment of website and portal services;

C. Infertek has entered into a Uniglobe Preferred Vendor Agreement with Uniglobe Travel (International) Inc. ("Uniglobe") pursuant to which Infertek obtained the right to offer its services to Uniglobe regions and their franchisees;

D. The Region has agreed to facilitate the execution of license agreements for the Technology between Infertek and the franchisees of the Region;

E. The Region shall enter into a license agreement with Infertek to enable the Region to manage and update the content of its franchisees' kSites (the "Regional License Agreement"). The Regional License Agreement will be finalized and entered into in a form similar to the kServer License Agreement (which is attached as Schedule "B"); and

F. The parties wish to set forth the terms and conditions for the mutual responsibilities of the parties regarding the Technology upon the terms and conditions herein contained.

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein set forth, the parties hereto have covenanted and agreed as follows:


1.0       DEFINITIONS
          -----------
1.1       In this Agreement:

     (a) "Affiliated Company" or "Affiliated Companies": two or more corporations where the relationship between them is one in which one of them is a subsidiary of the other, or both are subsidiaries of the same corporation, or fifty percent (50%) or more of the voting shares of each of them is owned by the same person, corporation or other legal entity;

     (b) "Control Site": means the initial website and Travel Portals produced by the Technology and approved by the Region and Uniglobe Travel
(International) Inc.;

     (c) "Business Rulings": information regarding the day to day operations, practices, procedures and processes of the Region and the Franchisees that may be pertinent to Infertek's responsibilities under this Agreement;

     (d) "Commencement Date": this Agreement will be deemed to have come into force on the date of execution of this Agreement by Infertek, and shall be read and construed accordingly;

     (e) "Confidential Information": any information designated by either party as confidential, whether orally or in writing but excluding any information that is:

          (i) possessed by the party to which the information is disclosed (the "Recipient") prior to receipt from the party disclosing the information (the "Discloser"), other than through prior disclosure by Discloser, as evidenced by the Recipient's business records;

          (ii) published or available to the general public otherwise than through a breach of this Agreement;

          (iii) obtained by the Recipient from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the Discloser; or

          (iv) independently developed by employees, agents or consultants of the Recipient who had no knowledge of, or access to, the Discloser's information as evidenced by the Recipient's business records.

     (f) "Content Partnerships": refers to a set of present and future content and web application partnerships to which the Region is granted access toas part of the Technology under this Agreement;

     (g) "Deployment Date": means the physical deployment date for the Technology mutually agreed upon by Infertek and the Region;

     (h) "Product Documentation": includes all functional specifications, operating instructions, user guides, manuals, reference materials, papers or other materials of any nature whatsoever that are supplied by Infertek in conjunction with the Technology;

     (i) "Electronic Commerce" means the sale or utilisation of any products or services, specifically excluding travel-related products or services, over the Internet;

     (j) "Enhancements": improvements, variations, updates, modifications, and enhancements made by Infertek relating to the Technology at any time after the Commencement Date;

     (k) "Franchisees": means those franchisees of the Region, from time to time;

     (l) "Hosting": means the physical location of servers and facilities from where the Technology and applications are delivered and serviced to the Internet on behalf of the Region and the Franchisees;

     (m) "Hyperlink": means an element in an electronic document that links to another place in the same document or to an entirely different document;

     (n) "Initial Training": means the initial training provided by Infertek to the Region for the use and operation of the Technology, as set out in Schedule "B";

     (o) "Internet Travel Reservation Engine": means any third party web application designed to deliver electronic booking and related functionalities for travel-related reservations on an individual franchisee basis, which shall be of two types:

          (i) an e-mail-based booking function for travel related reservations that allows the user to make a reservation via e-mail with a kServer Licensee; or

          (ii) a fully automated electronic booking engine for travel related reservations that incorporates a third party web application or technology as part of the reservation-making process (a "Internet Travel Reservation Engine") for a kServer Licensee;

     (p) "kServer License Agreement": means the kServer License Agreement between a Franchisee and kTravel Solutions, attached as Schedule "C" hereto;

     (q) "kServer Licensees": means the Franchisees that have executed kServer License Agreements with Infertek under Section 2.2(b) of this Agreement;

     (r) "kSite": means a website produced by the Technology that is licensed to a Franchisee under the terms and conditions of the kServer License Agreement;

     (s)  "Minimum Hosting Performance Requirements" means:

          1. "Server throughput"- means that the speed and velocity of the server will be a minimum of five(5) concurrent page views with a minimum two(2) second response time.

          2. "Server performance" - means the servers will provide ninety five percent (95%) uninterrupted hosting coverage on an annual basis ("mMinimum cCoverage") to the region and franchisees, subject to the following exclusions which instances of down time will not be included in the calculation of the minimum coverage:

               - notification to the rRegion by kTravel Solutions and Infertek of server downtime, which shall include but not be limited to maintenance, new versions and upgrades;

               - any failure of third party products or services associated with the tTechnology;

               -    any delay, disruption or failure in or of the Internet;

               - any error, defect, or malfunction associated with the Region's or a Franchisee's use or misuse of the Internet or the Technology;

               -    the inaccuracy and/or unreliability of the Region Data;

               - the use of the Technology to produce a result that is deemed by to be in conflict with the design of the Technology;

               - any alteration or modification of the technology in any way by the Region or Franchisees, or a third party; or

               - any acts of God, viruses, hackers, terrorism, commercial espionage, vandalism ,civil disorder, war, governmental decrees or laws, strikes and floods, and any other cause which could not have been prevented by Infertek exercising reasonable due diligence.

     (t) In the event that the coverage percentage above is not met, then the percentage difference between the minimum coverage and the actual coverage achieved shall be multiplied by the annual hosting fee: eg: If 90% is achieved then 5% x (12 x $24.95) = $14.97. This amount will be received by the franchisee or region as a credit towards future hosting charges.
"Monthly License Fees": means the monthly fees charged by Infertek to the Franchisees for the services delivered and support of the Technology, as set forth in the kServer License Agreement;

     (u) "Personnel": means all employees, officers, directors and agents of Infertek, and any of them;

     (v) "Prime Rate": means the US Dollar prime rate of interest charged from time to time by the Royal Bank of Canada . A certificate signed by a branch manager of the Royal Bank stating its prime rate at any time shall be conclusive evidence of the Prime Rate for the purposes of this Agreement;

     (w) "Region Data": any and all data specific to the Region generated and/or collected by the Region and/or Infertek as part of the function of the Technology, including but not limited to the Region's customer profiles, consumer data, databases and/or customer preferences;

     (x) "Revenue": all revenues, receipts, monies, (and the fair market value of all other consideration directly or indirectly collected or received whether by way of cash or credit or any barter, benefit, advantage, or concession) received by any of the parties to this Agreement from activities which include but are not limited to the advertising and Electronic Commerce activities related to the Technology and any associated third party technologies, less the following deductions to the extent included in the amounts invoiced and thereafter actually allowed and taken:

          (i) credit, allowances or refunds given on account of returned goods;

          (ii) transportation charges invoiced separately and actually charged to third parties;

          (iii)  bona fide special rebates provided by either party; and


          (iv) but shall specifically exclude any revenue generated by the sale of any air, car, hotel reservation, cruise, vacation packages or other products that are sold directly or indirectly through the Technology.

          Where any Revenue is derived from a country other than the United States of America, it shall be converted to the equivalent in U.S. dollars on the date the applicable party is deemed to have received such Revenue pursuant to the terms hereof at the rate of exchange set on such date by the Wells Fargo Bank for buying such currency. The amount of U.S. dollars pursuant to such conversion shall be included in the Revenue.

     (y)  "Review Date" means the date set out under Section 2.2(a) herein;

     (z) "Special Requirements": means any additional requirements related to the Technology, including but not limited to all modifications, extra capabilities and/or customization requested by the Region for the Technology:

          (i) which are not included in the Product Documentation or the Technology; and

          (ii) which the Region specifically requests in writing to Infertek; and

          (iii) which Infertek agrees in writing to develop, following prior approval of such additional requirements by Uniglobe Travel (International) Inc.;

     (aa) "Special Requirements Fees": means the fees charged by Infertek to the Region to meet the Special Requirements, as set forth in Section 7.2;

     (bb) "Standard Infertek Documents": includes all standard forms and documentation produced and supplied by Infertek for purposes which include but are not limited to requests for Special Requirements, Supplementary Services, enhancements, feedback, problems, procedural matters, Business Rulings, and otherwise, for the use of the Region and/or the Franchisees in connection with fulfilling the Region's responsibilities under Section 2.0 herein;

     (cc) "Supplementary Services": means those training and consulting services offered by Infertek to the Region additional to the Initial Training as described in Section 7.3 and Schedule "B";

     (dd) "Supplementary Service Fees": means the fees charged by Infertek for Supplementary Services that it provides to the Region, as set forth in Section
7.3 and Schedule "B" herein, as amended from time to time by Infertek;

     (ee) "Technology": means any and all knowledge, know-how and/or technique or techniques invented, developed and/or acquired, prior to the Date of Commencement by Infertek relating to and including the technology, as described in Schedule "D" hereto, as amended from time to time, and the Product Documentation;

     (ff) "Territory": means the geographical boundary within which the Technology may be used by the Franchisees, consisting of the United States of America;

     (gg) "User Content": means the User Content and information specific to each website, as provided by the Region and/or the Franchisees through the use of the Technology;

     (hh) "User System": means the computer hardware and software configuration of the Franchisees required to support and use the Technology; and

     (ii) "Travel Portals": means the personalized travel portals produced with the Technology that are licensed to a user and described in Schedule "D" hereto.


2.0       RESPONSIBILITIES OF THE REGION
          ------------------------------
2.1 The Region shall use its commercially reasonable efforts to actively promote the Technology to the Franchisees and facilitate the execution of the kServer License Agreements.

2.2       The Region agrees to deliver executed kServer License Agreements signed by:

     (a) no less than 6 Franchisees to Infertek no later than August 30, 2000 (the "Review Date"); and

2.3 If the Region complies with its obligations under Section 2.2(a), the parties agree that the Deployment Date for the Franchisees who have executed kServer License Agreements by the Review Date shall be five weeks following the Review Date. If the Region complies with its obligations under Section 2.2(b), the parties agree that the Deployment Date for the additional Franchisees who have executed kServer License Agreements shall be two weeks following the end of each quarter referred to in Section 2.2(b), Infertek shall use its commercially reasonable efforts to fulfill these Deployment Dates, subject to the following:

     (a) the Region and/or Franchisees shall provide Infertek with information that Infertek reasonably requests and requires to deploy the Technology in a timely fashion;

     (b) the Region and/or Franchisees shall not change their Business Rulings in a manner which impacts Infertek' s ability to deploy the Technology by the Deployment Date; and

     (c) Infertek shall not be expected to provide Special Requirements requested by the Region and/or Franchisees if such Special Requirements delay Infertek's ability to deploy the Technology by the Deployment Date.

At each Deployment Date set out above, Infertek shall be ready to physically deploy the Technology, but the Region reserves the right to delay the actual physical deployment of the Technology to a date after the Deployment Date, provided that this delay will not exceed 60 days following the Deployment Date.

2.4 The Region must provide any and all requests for Special Requirements, Supplementary Services, Business Rulings and/or any other modifications and services required from Infertek, whether with respect to the Region or to a Franchisee in the form of a detailed written request submitted to Infertek using the Standard Infertek Documents where provided, or the Region's own standard memoranda and documentation.

2.5 The Region shall be responsible for all management and administration of the Franchisees, using the Standard Infertek Documents where provided, or the Region's own standard memoranda and documentation and shall include but not be limited to the following:

     (a) managing any oral, written or electronic communications from the Franchisees, including but not limited to telephone support, written requests for customization, enhancements and/or training, feedback, complaints, interruption problems associated with the Hosting;

     (b) providing a training and education process to the Franchisees for the Technology, including handling any requests for Supplementary Services required by the Franchisees and providing a schedule of Supplementary Services Fees to the Franchisees as required;

     (c) ensuring any and all required registrations in association with the kSites, including but not limited to registration of the kSites with the relevant search engines and registration of domain names in association with the kSites;

     (d) gathering and assimilating any information reasonably requested by Infertek in connection with the deployment of the Technology from each Franchisee and compiling the same;

     (e) distributing the Standard Infertek Documents, where provided, or the Region's own standard memoranda and documentation to the Franchisees to handle any matters related to the Technology; and

     (f) gathering and assimilating such forms and documentation received from the Franchisees in connection with the deployment of the Technology into an appropriate summary form and providing such summary form to Infertek for its easy reference.

2.6 The Region is responsible for all promotion and marketing of the kSites.

2.7 Infertek shall provide the Region with procedural advice with respect to the implementation and use of the Technology as requested by the Region from time to time, but the Region and the Franchisees shall be responsible for the supervision, management and control of the Technology as installed in the System including, but not limited to:

     (a) assuring proper machine configuration as set out in Schedule "D", program up-date installation, audit controls and operating methods;

     (b) ensuring that only adequately trained and authorized employees of the Region and/or Franchisees use the Technology;

     (c) implementing sufficient procedures and checkpoints to satisfy requirements for security and accuracy of data input and output, as well as establishing and implementing adequate procedures and safeguards with respect to non-disclosure of the Technology; and

     (d) revising and updating the User Content on the kSites, as required from time to time.

2.8 Infertek shall provide Hosting for the Region and the Franchisees, commencing from the Deployment Date (the "Initial Hosting") until such time as either Infertek, Region or Uniglobe Travel (International) Inc. notifies each of the parties of the intent to secure hosting services from another provider. Such notice must be given in writing not less than 120 days prior to the hosting move date. All costs associated with a change in hosting services will be paid by the party initiating the move. After the Initial Hosting, if Infertek, Region and Uniglobe Travel (International) Inc. identify that the existing hosting configuration provided by Infertek requires additional infrastructure due to traffic and usage demand to comply with the Minimum Hosting Performance Requirements, the funds available from the standard and premium hosting fees paid by the franchisees as set out in the kServer License Agreement shall be utilized for this purpose.

2.9 In the event that the Minimum Hosting Performance Requirements are not met, then the percentage difference between the Minimum Coverage and the actual coverage achieved shall be multiplied by the annual hosting fee: eg: If 90% is achieved then 5% x (12 x $24.95) = $14.97. This amount will be received by the Franchisee or Region as a credit towards future hosting charges.

2.10 Region or Uniglobe Travel (International) Inc. shall have the right, but not the obligation, to author content for the Franchisees' websites to facilitate the business of the Franchisees.

2.11 The Region represents and warrants that the use, collection, disclosure, publication or display of any personal information in the Region Data will not violate the privacy rights of others, and will be in accordance with relevant privacy legislation in the Territory.


3.0       RESPONSIBILITIES OF INFERTEK
          ----------------------------
3.1       Infertek' responsibilities shall be as follows:

     (a) providing Hosting for the Region and the Franchisees, as set out under the kServer License Agreement and the Regional License Agreement,

     (b) set-up and installation procedures for the Technology in accordance with Section 2.4;

     (c) providing Initial Training to the Region, as set out in Schedule "B", subject to the use and operation of the Technology pre-supposing a minimum level of computer and internet knowledge. Infertek shall not be responsible for providing extra training to employees of the Region that do not possess such minimum knowledge to use and operate the Technology;

     (d) providing Standard Infertek Documentation to the Region for its distribution and use under Section 2.0 herein;

     (e) modification of the Technology to support the Special Requirements upon the written request of the Region and final approval by Uniglobe Travel (International) Inc.;

     (f) provide procedural and technical advice and support regarding the Technology, as reasonably requested by the Region from time to time, to enable the Region to fulfill its responsibilities to the Franchisees under Section 2.6;

     (g) assign the Infertek Project Manager and Infertek Account Executive, as set out in Section 8.3, to resolve any problems and issues regarding the Technology;

     (h) provision of Supplementary Services to the Region as set out in Schedule "B" upon the written request of the Region;

     (i) providing a layout for the kSites that is consistent with the graphic standards, logos, colours, look and feel of the Control Site (the "Layout"); and

     (j) maintain a hosting fund wherein all the hosting fees as set out under the kServer License Agreement shall be accumulated.

3.2 From time to time, Infertek may alter, modify or design the Layout as reasonably required by the technical requirements of the Technology and/or Enhancements.

3.3 If the Region requires a different or unique Layout for the Franchisees than that provided by Infertek, the additional services provided by Infertek to create such different layout shall be considered Supplementary Services that will require Supplementary Services Fees to be paid by the Region to Infertek in accordance with Schedule "B"and subject to the approval of Uniglobe Travel (International) Inc.

3.4 Infertek shall be obliged to accept any reasonable User Content produced by the Region or specifically added by the Region to the kSites.

3.5 Infertek shall provide credits to the Region and review third party pricing with respect to the Technology, in accordance with Schedule "B".

3.6 If access to any of the Content Partnerships under Schedule "D" become unavailable, Infertek shall make commercially reasonably efforts to provide an equivalent Content Partnership to be incorporated into the Technology.

3.7 If the Region wishes to bring in or introduce other organisations for the purpose of adding to the Content Partnerships to be integrated into the Technology, Infertek shall negotiate in good faith and use its commercially reasonable efforts to secure such future Content Partnerships, provided that the terms of the agreement with such future Content Partnerships are acceptable to Infertek and that Infertek shall not be obligated to accept such Content Partnerships. The Region agrees that it shall not have any rights to become party to an agreement with any Content Partnerships introduced by the Region, or to restrict Infertek from providing access to such Content Partnerships to other third parties, after the Content Partnerships have been integrated into the Technology.

3.8 Infertek shall make commercially reasonable efforts to maintain open standards for the addition of third party components, software applications, features and other capabilities in relation to the Technology.

3.9 Infertek confirms that Infertek has granted a license to kTravel Solutions with respect to the Technology and that kTravel Solutions will sublicense the Technology to Franchisees pursuant to kServer License Agreements. In the event that the license for the Technology between Infertek and kTravel Solutions is terminated for any reason while a Franchisee is in good standing with respect to its kServer License Agreement, then Infertek will assume the rights and obligations of kTravel Solutions with respect to such license and the kServer License Agreement will remain in full force and effect.

3.10 If the principal language used in the Region is a language other than English, then Infertek shall be responsible for, and shall pay, the initial costs of translation of the graphic standards, logos, colours, look and feel of the Control Site (the Layout skin) into the principal language. Translation costs for subsequent content shall be considered to be a Special Requirement.


4.0       ADVERTISING
          -----------
4.1 If the Region requires advertising, it may secure advertising from its various business partnerships in connection with the Technology. As part of the Supplementary services provided to the Region, Infertek shall update advertisements as received from the Region on the first day of each month commencing from the Commencement Date, provided that the Region provides reasonable notice to Infertek to allow Infertek to make the updates.

4.2 Any advertising provided by the Region must strictly conform to the specifications which shall be provided in writing to the Region by Infertek upon their availability. Infertek shall not be responsible for any modifications required to any advertising provided by the Region to conform to these specifications.

4.3 Infertek may secure advertising from its preferred suppliers and/or partnerships in connection with the Technology.

4.4 The Region represents and warrants that its current preferred suppliers, partnerships and any entities with which it has existing relationships or associations in the context of advertising and/or electronic commerce are listed accurately and disclosed in Schedule "E", as amended from time to time (the "Preferred Entities"). The Region shall be entitled to reasonably refuse the advertising offered by Infertek due to conflicts with the Preferred Entities and any other internal policy reasons that are sufficiently provided to and approved by Infertek.


5.0       REVENUE
          -------
5.1 All Revenue with respect to the advertising secured by the Region or Infertek shall be apportioned between the parties as set out in Schedule "F", as amended from time to time and as agreed between the parties. Any Revenues with respect to Electronic Commerce or other relationships shall be the subject of a separate schedule to be negotiated between the Region and Infertek.


6.0       TERM
          ----
6.1 This Agreement shall terminate on the expiration of a term of 5 years from the Date of Commencement, or the termination of the last KServer License Agreement, whichever event shall last occur unless earlier terminated pursuant to Section 14.0 herein. This Agreement shall not be renewed, if on the expiry date of the initial term, or any renewal thereof, Infertek is not a party to a Uniglobe Preferred Vendor Agreement with Uniglobe Travel (International) Inc.


7.0       SPECIAL REQUIREMENTS AND SUPPLEMENTARY SERVICES
          -----------------------------------------------
7.1 Infertek shall not be required to provide any Special Requirements or Supplementary Services directly to the Licensees.

7.2 The Region may request Special Requirements from Infertek in writing. In consideration for such Special Requirements provided by Infertek to the Region and following written approval of such requests by Uniglobe, the Region shall pay to Infertek Special Requirement Fees on the terms and conditions set out in Schedule "B". In the event that the abovementioned Special Requirements are developed on the Region's behalf, which include but shall not be limited to ideas, concepts, methods, techniques or improvements to the Technology (collectively the "Improvements"), the Region shall disclose such improvements to Uniglobe and Uniglobe will be deemed to have the right to use them and authorize other Regions and their kServer licensees to use them in connection with the Uniglobe.

7.3 During the term of this Agreement, and any extensions thereof, Infertek shall offer Supplementary Services to the Region. The Region shall provide Infertek with a written request for Supplementary Services. In consideration of the Supplementary Services provided by Infertek to the Region, the Region shall pay to Infertek the Supplementary Service Fees as set forth in Schedule "B".

7.4 Any outside support, consulting, integration and outsourcing services that are provided and/or offered by Infertek under this Agreement in relation to the Technology intended to be used by the Region requires the prior written consent of Infertek, not to be unreasonably withheld (the "Outside Services"). Use of the Outside Services by the Region in relation to the Technology without Infertek' prior written consent, not to be unreasonably withheld, constitutes a material breach of this Agreement by the Region. The Outside Services do not include general support and consulting services that are not provided and/or offered by Infertek under this Agreement.

7.5 The Region shall pay to Infertek any value added, sales, social services, excise and other taxes properly payable by Region in respect of any services provided by Infertek to Region hereunder and Infertek shall properly account for such taxes to the appropriate government authority.

7.6 All monies payable by the Region to Infertek under this Agreement shall be calculated and paid in U.S. Dollars. The manner of payment shall be in a form deemed acceptable by Infertek.

7.7 Infertek shall submit receipts showing payment and/or all current invoices due for payment under this Agreement to the address of the Region set out above, or such other address as the Region may direct, in writing.

7.8 The Region shall make timely payment of all monies due to Infertek under this Agreement. Late payments shall bear interest on the outstanding amounts due at the rate of 2% above the Prime Rate in effect from time to time. For the purposes of determining interest on the amounts outstanding, interest shall be calculated and compounded monthly using the daily weighted average of the Prime Rate in effect during such month. Interest accruing from time to time on the amounts outstanding shall be due and payable monthly in arrears on the last day of each calendar month.


8.0       PROJECT MANAGERS
          ----------------
8.1 The Region will assign a project manager to facilitate the management of any matters related to the Technology (the "Region Project Manager"). The Region Project Manager shall be responsible for facilitating the coordination and execution of the Region's obligations including but not limited to gathering information about the Region's procedures (including all Business Rulings), practices and data as required for the configuration of the Technology on the Region's System and the development of any Special Requirements, planning and coordinating the installation of the Technology and a mutually agreeable Deployment Date, planning and coordinating the Initial Training, and acting as an effective liaison with Infertek and the Advisory Committee.

8.2 Infertek shall assign a project manager to manage any matters related to the Technology during the period leading up to the Deployment Dates set out in Section 2.4 (the "Infertek Project Manager"). The Infertek Project Manager shall be responsible for facilitating the functionality of the Technology, delivery, setup and installation of the Technology and handle any Special Requirements requested by the Region.

8.3 kTravel shall assign an account executive to handle inquiries received from the Region and manage the kTravel/Infertek' relationship with the Region during the term of this Agreement (the "kTravel Account Executive").

8.4 The Region Project Manager, kTravel Account Executive, and Infertek Project Manager shall cooperate and act in good faith to resolve any problems and issues regarding the Technology. Matters that are unable to be resolved by these parties shall be escalated to the Advisory Committee for consideration.


9.0       ADVISORY COMMITTEE
          ------------------
9.1 The parties agree to form an advisory committee comprised of at least two representatives from each of Infertek and the Region (the "Advisory Committee"). The Advisory Committee shall meet on a regular basis, but no less than four times a year during the first year of this Agreement, and thereafter shall establish a meeting schedule deemed suitable by the Advisory Committee. The parties shall each bear their own expenses in connection with these meetings. Among other responsibilities, the Advisory Committee will oversee the relationship between the parties, and will:

     (a) review and approve the development of the strategy with respect to marketing development and distribution of the Technology;

     (b) use good faith efforts to attempt to resolve all matters escalated to the Advisory Committee; and

     (c) review, discuss, develop, and if necessary, prioritize opportunities, whether advertising or electronic commerce-related or otherwise, that the parties believe are good candidates for the Technology and related services.


10.0      INTERNET TRAVEL RESERVATION ENGINE
          ----------------------------------
10.1 Infertek shall facilitate the incorporation of the Internet Travel Reservation Engine into the Technology by the use of a Hyperlink.

10.2 The k-Server Licensee will be responsible for all agreement, negotiation and purchase of the Internet Travel Reservation Engine, unless otherwise agreed upon by the parties. The k-Server Licensee will conduct due diligence to find an Internet Travel Reservation Engine in accordance with the k-Server Licensee's requirements. If Special Requirements are required to integrate the Internet Travel Reservation Engine into the Technology that requires more than the use of a Hyperlink, Infertek shall charge the k-Server Licensee for any Special Requirements Fees resulting from such Special Requirements.

10.3 Neither Infertek nor Region will approve an Internet Travel Reservation Engine which incorporates a provision for either a centralized fulfilment centre or outsourced referral services, whether by Region or a third party, without the prior written consent of Uniglobe Travel (International) Inc.


11.0      ENHANCEMENTS
          ------------
11.1 Infertek shall have the right, with prior notice to be provided by Infertek to the Region, at any time and from time to time, to modify, expand or enhance the Technology, and the Region shall cooperate fully with, and allow, Personnel to effect such changes, provided that such changes do not interfere with, or disrupt the Region's use of the Technology and that Infertek has provided prior notice to the Region of such changes.


12.0      CONFIDENTIALITY AND NON-DISCLOSURE
          ----------------------------------
12.1 The Confidential Information shall be received, used or developed by either party solely in furtherance of the purposes set forth in this Agreement subject to the terms and conditions set forth in this Section 12.0.

12.2 The parties shall keep and use all of the Confidential Information in confidence and will not, without the Discloser's prior written consent, disclose any Confidential Information to any person or entity, except those of the Recipient's officers, employees or consultants who require the Confidential Information in performing their obligations under this Agreement.

12.3 The parties shall not use, either directly or indirectly, any Confidential Information for any purpose other than as set forth herein without the Discloser's prior written consent.

12.4 If the Recipient is required by judicial or administrative process to disclose any or all of the Confidential Information, the Recipient shall promptly notify the Discloser and allow the Discloser reasonable time to oppose such process before disclosing any Confidential Information.

12.5 Notwithstanding any termination or expiration of this Agreement, the obligations created in this Section 12.0 shall survive and be binding on both parties, their successors and permitted assigns.

12.6 Infertek covenants and agrees to not disclose any information it receives concerning the business of the Region without the Region's specific written consent, or unless such information becomes publicly available through no action of Infertek. Infertek shall take appropriate action with its employees, by agreement or otherwise, to satisfy its obligations under this sub-section.


13.0      INDEMNIFICATION BY THE REGION
          -----------------------------
13.1 The Region recognizes that Infertek owns the Technology and all information in respect thereto constitute valuable proprietary rights and ownership to SmartSources. The Region hereby indemnifies, holds harmless and defends Infertek against any and all claims, actions, causes of action, suits, proceedings, demands, assessments, judgments, costs, including reasonable legal costs and other expenses incidental to the foregoing, damages or liability which may be made or brought against Infertek and its successors and assigns by any person or entity whomsoever directly or indirectly arising out of the use of the Technology by the Region. Region will not be liable to Infertek or any other person for any special, indirect or consequential damage, including lost profits, lost revenues, or other commercial or economic losses of any kind, even if Region has been advised of the possibility of such damage.

13.2 Infertek recognizes that the Regions owns the Region Data and all information in respect thereto constitute valuable proprietary rights and ownership to the Region. Infertek hereby indemnifies, holds harmless and defends the Region against any and all claims, actions, causes of action, suits, proceedings, demands, assessments, judgments, costs, including reasonable legal costs and other expenses incidental to the foregoing, damages or liability which may be made or brought against the Region and its successors and assigns by any person or entity whomsoever directly or indirectly arising from or out of any unauthorised use of the Region Data by Infertek. Infertek will not be liable to Region or any other person for any special, indirect or consequential damage, including lost profits, lost revenues, or other commercial or economic losses of any kind, even if Infertek has been advised of the possibility of such damage. Each party's liability on any claim shall under no circumstances exceed the amounts due or paid by the relevant kServer Licensee to use the Technology under this Agreement


14.0      TERMINATION
          -----------
14.1 This Agreement may be terminated by Infertek immediately without notice prior to the expiration of the term, and any extensions thereof, upon the following:

     (a) the failure by the Region to pay any amounts due hereunder, where such failure is not fully corrected within 14 days of written notice by Infertek to the Region;

     (b) the failure or neglect of Region to observe, keep, or perform any of the covenants, terms and conditions hereunder, where such non-performance is not fully corrected by Region within 30 days of written notice by Infertek to the Region; or

     (c) any proceeding under any applicable bankruptcy and insolvency legislation, is commenced by or against the Region.

14.2 This Agreement may be terminated by the Region immediately without notice prior to the expiration of the term, and any extensions thereof, upon the following:

     (a) if more than 60% of the kServer Licensees do not renew or terminate their kServer License Agreements after the initial 3 year term set out under the kServer License Agreements;

     (b)  if Infertek becomes insolvent; or

     (c) any proceeding under the Bankruptcy and Insolvency Act of Canada, or any other statute of similar purport, is commenced by or against Infertek.

14.3 Infertek may, at its option, terminate this Agreement immediately on the happening of any one or more of the following events by delivering notice in writing to that effect to the Region:

     (a)  if the Region becomes insolvent;

     (b) if any execution, sequestration, or any other process of any court becomes enforceable against the Region or if any such process is levied on the rights under this Agreement or on any of the monies due to Infertek and is not released or satisfied by the Region within 30 days thereafter;

     (c) if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of the Region;

     (d) if the Region is more than 30 days in arrears of royalties or other monies that are due to Infertek under the terms of this Agreement;

     (e)  if the Region ceases or threatens to cease to carry on its business;

     (f) if a controlling interest in the Region passes to any person or persons other than those having a controlling interest at the Date of Commencement, whether by reason of purchase of shares or otherwise, without the prior written consent of Infertek, which shall not be unreasonably withheld;

     (g) if the Region undergoes a reorganization or any part of its business relating to this Agreement is transferred to a subsidiary or associated company without the prior written consent of Infertek which shall not be unreasonably withheld;

     (h) if the Region makes a material misrepresentation to Infertek in relation to this Agreement; or

     (i) if more than 60% of the kServer Licensees do not renew or terminate their kServer License Agreements after the initial 3 year term set out under the kServer License Agreements.

14.4 The Region agrees and acknowledges that any of its obligations to pay any outstanding monies under Section 7.0 that are due and payable to Infertek at the time of termination shall survive termination.

14.5 Upon any termination of the Agreement for any reason, Infertek shall make commercially reasonable efforts to facilitate the transference of the Region Data to the Region in a timely fashion. During the term of this Agreement and after termination of this Agreement, Infertek shall not use this information for any purpose whatsoever (including but not limited to downloading the Region Data, disclosing the Region Data to third parties, using the Region Data for commercial or marketing purposes, and data mining of the Region Data by Infertek) without the prior written consent of the Region and shall not prevent the Region from using and/or recording such information for its own purposes.


15.0      ESCROW OF SOURCE CODE
          ---------------------
15.1 Within 30 days of execution of this Agreement, Infertek will deposit the source code applicable to the Technology with an escrow agent pursuant to the terms of the escrow agreement attached hereto as Schedule "G". Infertek will provide updated source code to the escrow agent as updates are released. The escrow agreement detailed in the foregoing paragraph will provide that the escrow agent will release the source code, and updates thereto, for the Technology to the Region only in the event that Infertek:

     (a) defaults in its obligations under this Agreement and such default is not cured within 30 days of receipt by Infertek of written notice from the Region specifying such default;

     (b)  makes an assignment for the general benefits of creditors;

     (c) any proceedings shall be commenced by or against Infertek under any bankruptcy or insolvency laws or proceedings for the appointment of a custodian, receiver, or receiver-manager or any other official with similar powers for Infertek are commenced and such assignment, bankruptcy or appointment is not vacated or annulled within 90 days of the making thereof; or

     (d) ceases to carry on business in such a manner that no successor in interests to Infertek's business is capable, in Region's reasonable opinion, of performing Infertek's obligations under this Agreement.


16.0      ASSIGNMENT
          ----------
16.1 The Region will not assign, transfer, mortgage, charge or otherwise dispose of any or all of its rights, duties or obligations granted to it under this Agreement without the prior written consent of Infertek which shall not be unreasonably withheld. In the event of such an assignment, such entity shall execute a written agreement which provides that such entity shall assume all such obligations or covenants from the Region and that Infertek shall retain all rights granted to Infertek pursuant to this Agreement.

16.2 Infertek will neither assign, transfer, mortgage nor otherwise dispose of any or all of its rights, duties or obligations granted to it under this Agreement without the prior written consent of the Region, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Infertek may assign its rights, duties and obligations hereunder to an Affiliated Company or Affiliated Companies of Infertek, provided that such assignment will not release Infertek from its obligations or covenants hereunder, that Region shall retain all of its rights granted hereunder and further provided that such Affiliated Company executes a written agreement with Region to be bound by the terms of this Agreement.

16.3 For greater certainty, the parties covenant and acknowledge that the underlying protection set out in Section 16.6, including the confidentiality and non-disclosure obligations and covenants under Section 12.0 shall survive any assignment of this Agreement under this Section 16.0.


17.0      INTELLECTUAL PROPERTY RIGHTS
          ----------------------------
17.1 The Region agrees and acknowledges that Infertek owns all right, title and interest to (i) the Technology; (ii) any and all knowledge, know-how and/or technique or techniques whether or not patentable or copyrightable, owned, invented, developed or acquired by Infertek relating thereto; and (iii) all improvements, enhancements or other intellectual property, created by Infertek prior to, during the course of, or after the termination of this Agreement .

17.2 The Region will, at the request of Infertek, enter into such further agreements and execute any and all documents as may be reasonably required to ensure that ownership of Infertek's intellectual property remains with Infertek. The Region will take all action required with its Franchisees, employees and agents, by agreements or otherwise, to comply with its obligations under this Agreement with respect to preventing unauthorized use, copying, modification or other distribution of Infertek's intellectual property or any part thereof, and the protection and security thereof. The Region will not contest the ownership or validity of the proprietary right of Infertek in Infertek's intellectual property . The Region and any Franchisees are prohibited from doing anything to infringe or prejudice the trademark rights of Infertek.

17.3 Infertek reserves the right to protect, in any and all jurisdictions, by copyright, patent, trade-mark, trade name and all other forms of legal and equitable protection, its right, title and interest to its intellectual property. The Region acknowledges that the unauthorized use or release of the Technology except as provided herein, would result in damages to Infertek which could not be adequately compensated for in damages by monetary award. Accordingly, in the event of any such breach, in addition to all other remedies available at law or in equity, Infertek shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with this Agreement.


18.0      GENERAL
          -------
18.1 Any notice, request, demand, consent or other communication provided or permitted hereunder shall be in writing and given by personal delivery, transmitted by facsimile to the party whose address and facsimile number for the receipt of such document is as follows:

If to Infertek:

          Delivery:      INFERTEK TECHNOLOGIES INC
                         Suite 100 - 2030 Marine Drive
                         North Vancouver, BC
                         V7P 1V7
                         Attention:     Nathan Nifco
                         Facsimile:     (604) 986-0869

If to kTravel Solutions:

          Delivery:      KTRAVEL SOLUTIONS INC.
                         Suite 100 - 2030 Marine Drive
                         North Vancouver, B.C.
                         V7P 1V7
                         Attention:     Lonny Wall
                         Facsimile:     (604) 985-5847

If to the Region:

          Delivery:      UNIGLOBE Travel (Belux) NV
                         Steenweg 12
                         2800 Mechelen
                         Belgium
                         Attention:      Joeri Koepens
                         Facsimile  011-32-15 44 88 49

or to such other address for delivery or facsimile as a party may, in writing, direct. Any notice so given shall be deemed to have been received on the date it was delivered or transmitted.

18.2 This Agreement shall be governed in all respects by the laws of the Province of British Columbia without regard to its conflicts of laws principles, and any dispute thereunder shall be subject to the exclusive jurisdiction of the British Columbia Courts. The parties irrevocably attorn to the sole jurisdiction of British Columbia.The Region acknowledges and agrees that the Technology constitute valuable proprietary rights and ownership to SmartSources. The Region acknowledges that the unauthorized use or release of the Technology except as provided herein, would result in damages to SmartSources which could not be adequately compensated for in damages by monetary award. Accordingly, in the event of any such breach, in addition to all other remedies available at law or in equity, SmartSources shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with this Agreement.

18.3 Time is hereby expressly made of the essence with respect to the performance of the parties of their respective obligations under this Agreement.

18.4 The parties shall not be held responsible, nor shall either party be considered in breach of this Agreement, for the failure of either party to fulfill any terms or provisions hereof if such failure was a result of civil disorder, war, governmental decrees or laws, acts of enemies, strikes, floods, acts of God, or by any other cause not within the control of either party and which could not have been prevented by either party exercising reasonable diligence.

18.5 The parties hereto hereby covenant and acknowledge that the provisions of this Agreement with respect to confidentiality under Section 12.0 of this Agreement and other protection set forth in this Agreement shall survive the termination of this Agreement.

18.6 No omission or delay of either party hereto in requiring due and punctual fulfilment by the other party of the obligations of such party hereunder shall be deemed to constitute a waiver of its right to require due and punctual fulfilment, or a waiver of any of its remedies hereunder.

18.7 The parties hereto are independent, and neither party is the agent, joint venture, partner or employee of the other and no party shall be able to bind the other party. The parties hereto acknowledge that while the consent of Uniglobe Travel (International) Inc. is required pursuant to various provisions of this Agreement, such consent is only for the purpose of ensuring uniform standards within the UNIGLOBE franchise system and Uniglobe Travel (International) Inc. is neither a party to this Agreement nor shall it incur any liability or obligation to either Infertek or the Region in respect of any provision of this Agreement.

18.8 The parties covenant and agree to make all applications, execute all other deeds, documents, instruments and assurances, and do such further and other acts as may be necessary or desirable to carry out the true intent and meaning of this Agreement, and to give full effect to the transactions contemplated or intended hereby.

18.9 This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

18.10 Headings and captions are for the purposes of convenience only, and are not to be construed as part of this Agreement.

18.11 Terms of computer terminology, which are not otherwise defined herein, shall have the meanings normally attributed thereto in the computer industry, unless the context of the use of such terminology would suggest otherwise.

18.12 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, into which all prior negotiation, commitment, representations and undertakings of the parties are merged and, except as herein specifically provided, there are no oral or written understandings or agreements between the parties hereto relating to the subject matter hereof.

18.13 No amendment or other modification of this Agreement shall be valid or binding on either party hereto, unless in writing and executed by the parties hereto and unless Uniglobe Travel (International) Inc. shall have granted its prior written consent to such amendment.

18.14 This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

          EXECUTED by the parties hereto as of the day and year first above written.


BY INFERTEK TECHNOLOGIES INC.:

/s/ Nathan Nifco                             CEO
---------------------------------            ------------------------------
Authorized Signature                         Title

Nathan Nifco                                 30/7/01
---------------------------------            ------------------------------
Name                                         Date


BY KTRAVEL SOLUTIONS INC.:

/s/  Anna Stylianides                        Authorized Signatory
---------------------------------            ------------------------------
Authorized Signature                         Title

Anna Stylianides                             30/7/01
---------------------------------            ------------------------------
Name                                                                  Date


BY UNIGLOBE TRAVEL (Benelux.), NV:

/s/ Joeri Koeppens                           Regional President
---------------------------------            ------------------------------
Authorized Signature                         Title

Joeri Koeppens                               30/7/01
---------------------------------            ------------------------------
Name                                         Date

                               SCHEDULE "A"


1.0       INITIAL TRAINING
          ----------------
1.1 Infertek will provide Initial Training to the Region in the form of instruction by Personnel (the "Instruction"), and Product Documentation to the Region. The Instruction provided by Infertek to the Region shall not exceed a maximum of three training sessions, each of which shall not exceed eight (8) hours, and at each session, Infertek shall only be responsible for providing the Instruction to a maximum of the 10 of the Region's selected employees (the "Training Group").

1.2 The use and operation of the Technology pre-supposes a minimum level of computer and Internet knowledge. The Region shall ensure that the Training Group that it selects possess a minimum level of computer and internet knowledge to understand how to use and operate the Technology after appropriate Instruction. Infertek shall not be responsible for providing extra training to employees of the Region that do not possess such minimum knowledge.

1.3 If the Region requires instruction exceeding the Initial Training, this shall constitute Supplementary Services and require Supplementary Services Fees, as set out below.


2.0       SUPPLEMENTARY SERVICES FEES
          ---------------------------
2.1 During the term of this Agreement, and any extensions thereof, Infertek shall offer Supplementary Services to the Region.

2.2 The Region shall provide Infertek with a written request for Supplementary Services. Infertek shall provide within a reasonable time to the Region the Supplementary Services in accordance with, but not limited to, the following schedule of Supplementary Service Fees:

                                       FEE PER HOUR
TECHNOLOGY                          (IN U.S. DOLLARS)
-------------------------------     -----------------
Chief Technology Officer                  $250
Director, Development                     $145
Development Manager                       $125
Developer - Database                      $163
Developer 3                               $175
Developer 2                               $150
Developer 1                                $85
MIS/Network Specialist 2                  $125
MIS/Network Specialist 1                   $90
Production Manager                        $155
Webmaster 3                               $150
Webmaster 2                                $96
Data Conversion Engineer -Lead             $90
Data Conversion Engineers                  $75
Quality Assurance                          $75
Server Engineers - Lead                   $250
Server Engineers - Senior                 $225
Server Engineers                          $180

Project Management
------------------
Project Manager                           $145
Business Analyst                          $145
Unit Manager                              $125
Senior Producer                           $105
Producer                                   $86
Associate Producer                         $58
Indexer                                    $48
Customer Support & Training                $80
Technical Writer                          $120

Studio
------
Director, Studio                          $145
Principal Designer                        $130
Designer                                  $120
Junior Designer                            $72
Production Artist                          $88

Product Marketing
-----------------
Director, Product Marketing               $155
Senior Product Manager                     $96
Product Manager                            $77
Public Relations Associate                 $85

Business Development
--------------------
V.P., Business Development                $200
Director, Business Development            $155
Business Development Associate             $90
Market Requirements Engineer              $170

          The Region shall be responsible for the travel, living and per diem costs, on the basis of receipts to be submitted by Personnel to the Region, for Personnel to undertake the Supplementary Services subject to the Region making the required travel arrangements for Personnel. These rates are subject to change from time to time during the term of this Agreement, and any extensions thereof.

          Infertek shall provide the Region with written notice of any revised Supplementary Services Fees (the "Notice/s"). The Region shall be responsible for distributing the Notice/s to the Franchisees. The revised Supplementary Services Fees shall take effect 30 days after the date of the applicable Notice.


3.0       SPECIAL REQUIREMENTS FEE
          ------------------------
3.1 The Region shall provide a detailed written request to Infertek if the Region requires Infertek to modify the Technology to support Special Requirements, which Special Requirements may include but shall not be limited to:

          3.1.1     Graphic translation and adaptation services
          3.1.2     Content translation and adaptation services
          3.1.3     kTravel Software translation and adaptation services
          3.1.4     Changes to content partners

3.2 Infertek shall respond within a reasonable time, not to exceed 14 days, to the Region with a work specification outlining the time, materials and cost to provide any Special Requirements requested by the Region (the "Work Spec").

3.3 If the Region accepts the terms of the Work Spec, in consideration of the services provided by Infertek to the Region to fulfil the Special Requirements, the Region shall agree to pay to Infertek a Special Requirements Fee, which will be set out in the Work Spec. The Region shall be responsible for the travel, living and per diem costs for Personnel to undertake the Special Requirements.

3.4 If the Region does not proceed with the Special Requirements Infertek may still charge a Supplementary Services Fee to the Region for the consulting services and research required to create the Work Spec.


4.0       CREDITS TO THE REGION
          ---------------------
4.1 In consideration for the Region's contributions in facilitating the execution of the kServer License Agreements and Region's covenants under this agreement, Infertek shall provide the following credit to the Region:

     (a) $500.00 (US) for each kServer License Agreement executed by a Franchisee; and

     (b) 10% of the Monthly License Fees received by Infertek within the Territory during or pertaining to the term of this Agreement.

4.2       Infertek agrees to:

     (a) accept the credits under Section 4.1 (the "Credits") as payment by the Region of any Special Requirements and/or Supplementary Services that the Region requests under Section 7.0 of this Agreement; or

     (b) provide all, or any part of, the outstanding Credits in the form of a check from Infertek to the Region, within 15 business days of the Region's written request for such check.


5.0       THIRD PARTY PRICING
          -------------------
5.1 Infertek shall review from time to time, but not less than four times a year, the pricing that Infertek provides to other third party customers (the "Third Party Pricing") with respect to the Technology, and compare the Third Party Pricing to the pricing offered to the Region at that time. Infertek agrees that if any future Third Party Pricing is lower than the pricing offered to the Region at that time, with respect to the average Monthly Licensing Fees on the basis of at least 100 Travel Portals being licensed to each Franchisee, then Infertek shall offer the lower Third Party Pricing to the Region.

                               SCHEDULE "B"

                        KSERVER LICENSE AGREEMENT
                        -------------------------

                               SCHEDULE "C"

                        DESCRIPTION OF TECHNOLOGY
                        -------------------------

The kServer technology is described generally as follows:


I.   Design & Presentation
     ---------------------

1. Provide kSite and Travel Portal interface design and layout in compliance to Uniglobe trademarks and graphical standards

2.   Provide all digital imaging requirements for implementation of a template

3.   Facilitate branding and labelling of each kSite


II.  kSite Functionality
     -------------------

     (1)  A uniquely branded website displaying licensee-specific information
     (2) Display licensee-specific content published via content authoring tools
     (3)  Display regional produced content syndicated to each licensee kSite
     (4)  Provide self-registration and login features to subscribers
     (5)  Facilitate a hyperlink to third party booking engine


III. Content Authoring
     -----------------

1. Provides online tools to publish content to a kSite via a java-enabled Internet browser

2.   The Content Authoring Module will enable licensee to:

     (1)  Create and edit new knowledge bases (Categories)
     (2)  Create and edit new sub-knowledge bases (Sub-Categories)
     (3) Default templates with pre-established slots for uploading of content (ie specials, news articles etc.)

3.   Create new templates with various combinations of slot values:

     (1)  Text Box
     (2)  Text Area
     (3)  Image
     (4)  Static Image
     (5)  Hyper Link

4. Create, edit, post and delete instances (content or article consisting of a combination of slot values) to a kSite

5.   Receive and share knowledge bases and instances published by the Region


IV.  Travel Portal Functionality & Subscriber Management
     ---------------------------------------------------

1.   Self-registration and creation of personal travel portal
2.   Displaying unique name of traveller
3.   Destination Content
4.   Self-selection of value-added content
5. Travel portal will include certain value-added content and application modules.

     (1)  Weather
     (2)  Stock Portfolio
     (3)  Syndicated content modules, for example:
     (4)  Street Maps
     (5)  Bookmark
     (6)  Calculator
     (7)  Census Maps
     (8)  Email
     (9)  Horoscopes
     (10) News Tracker
     (11) News from Moreover
     (12) News from iSyndicate
     (13) Notes
     (14) Package Tracker
     (15) Search

     The above-mentioned modules are provided by certain content partners to Infertek. The modules are subject to change and may be added to, altered and enhanced from time to time.

6.   Subscriber management module will provide the following capabilities:

     (1)  Create and add new subscribers
     (2) View subscriber profiles and pertinent business-specific fields (ie. first name, last name, company name, email address etc.)
     (3)  Edit or delete subscriber profiles
     (4) Search subscriber profiles by first name and/or last name and/or email
     (5)  Embed links to suitable U.S. based internet content providers.

                               SCHEDULE "D"

            THE REGION'S PREFERRED SUPPLIERS AND PARTNERSHIPS
            -------------------------------------------------

Infertek recognizes that this list may be modified or adjusted, as required, by the Region from time to time.

                               SCHEDULE "E"

                  ADVERTISING REVENUE DISTRIBUTION MODEL
                 ---------------------------------------

Revenues with respect to advertising shall be apportioned as follows:

A.   For advertising secured by the Region:

     (1)  100% shall be retained by the Region.

B.   For advertising secured by Infertek:

     (1)  30% shall be retained by Infertek;  and
     (2) 70% shall be remitted by Infertek to the Region within 30 days of receipt of such Revenue by Infertek.

                               SCHEDULE "F"

                        SOFTWARE ESCROW AGREEMENT
                        -------------------------

BETWEEN:

          INFERTEK TECHNOLOGIES INC., (British Columbia
          Incorporation Number: 0394358), with an office at 2030 Marine Drive, Suite 100, North Vancouver,
          British Columbia, CANADA, V7P 1V7

          (hereinafter called the "Infertek")
                                                     OF THE FIRST PART

AND:

          UNIGLOBE TRAVEL (U.S.A.), L.L.C., with an office at 5 Park Plaza, Suite 800, Irvine, California, 92614

          (hereinafter called the "Region")
                                                    OF THE SECOND PART

AND

          _______________________________________________________
          _______________________________________________________

          (hereinafter called the "Escrow Agent")
                                                     OF THE THIRD PART


          WHEREAS:

A. Infertek has developed a certain Internet application and technology for deployment of website and portal services which it markets as "kServer" (the "Software");

B. Infertek and the Region entered into a master relationship agreement dated the _______ day of _____________, 2001 (the "Master Relationship Agreement"), wherein the Region agreed to facilitate the execution of license agreements for the Software between Infertek, kTravel Solutions Inc., and the franchisees of the Region;

C. Pursuant to the Master Relationship Agreement, Infertek agreed to provide an original copy of the source code of the Software (the "Source Code") to the Escrow Agent to hold in trust and to be released to the Region in the event of certain defaults pursuant to the Master Relationship Agreement; and

D. The parties hereto have agreed that the Escrow Agent will hold the Source Code as provided in the Master Relationship Agreement and in addition to the aforesaid all modifications, enhancements and customization and the parties hereto wish to enter into this Agreement to provide for the establishment of a source code (including modifications, enhancements and customization) escrow to protect the interests of Infertek, and to define the duties and obligations of the Escrow Agent.

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained and for other good and valuable consideration the parties hereto hereby agree as follows:


1.0       DEFINITIONS:
          -----------
1.1 In this Agreement, unless a contrary intention appears, the following words and phrases shall mean:

     (a) "Escrow Materials" means the physical materials deposited with the Escrow Agent pursuant to Article 2.1 of this Agreement, and all modifications, enhancements or customization made to the Software,

     (b)  "Event of Insolvency" means SmartSources Infertek hass:

          (i)    made an assignment in bankruptcy,

          (ii)   been adjudicated a bankrupt,

          (iii) made an assignment of all its assets for the general benefit of its creditors,

          (iv) been dissolved or has taken any steps in furtherance of dissolution, or

          (v) had a receiver or trustee appointed to manage or administer the Software.

     (C)  "Event of Source Code Release" means:

          (i)    an Event of Insolvency has occurred, or

          (ii) if Infertek undergoes a substantial change of business or any part of its business relating to this Agreement is transferred to a subsidiary or associated company without the prior written notification of the Region.


2.0       DELIVERY OF ESCROW MATERIALS:
          ----------------------------
2.1 Upon execution of this Agreement, and thereafter upon any additional release of the Software, Infertek shall deliver to the Escrow Agent a labelled package, containing a current copy of the Source Code together with all present modifications, enhancements or customization in magnetic or other form.

2.2 Each anniversary date during the term of this Agreement, Infertek shall deliver to the Escrow Agent a labelled package, containing the then current copy of the Source Code and all up-to-date modifications, enhancements or customization relating thereto which shall be accompanied by a letter addressed to the Region setting out a brief description of the Software being delivered to the Escrow Agent.

2.3 The Escrow Agent is under no obligation to ensure that any changed, modified, updated, improved, customization or enhanced copy of the Source Code is or are in the future delivered pursuant to Article 2.1 or 2.2.


3.0       RECEIPT BY ESCROW AGENT:
          -----------------------
3.1 The Escrow Agent shall receive and retain the Escrow Materials, and shall exercise that high level of care in holding the Escrow Materials that the Escrow Agent would use to protect other items of a similar nature which the Escrow Agent might own.

3.2       Title remains with Infertek under all circumstances.

3.3 The Escrow Agent agrees that it will not disclose or otherwise make available to any party, or make any use whatsoever of the Escrow Materials, except in accordance with this Agreement.

3.4 The Escrow Agent has no obligation to inspect or verify that the Escrow Materials are what they purport to be.


4.0       RELEASE OF ESCROW MATERIALS:
          ---------------------------
4.1 If the Region delivers a statutory declaration to the Escrow Agent stating that an Event of Source Code Release has occurred, and stating the facts upon which such conclusions are based, the Escrow Agent shall notify, within five business days of actual receipt of the statutory declaration, Infertek of their receipt of such statutory declaration. Should the Escrow Agent not receive, within ten business days of such notification a statutory declaration from Infertek disputing that an Event of Source Code Release has occurred, the Escrow Agent shall provide a copy of the Escrow Materials to the Region.

4.2 If SmartSources Infertek provides the Escrow Agent with a statutory declaration in accordance with Article 4.1 herein, the Escrow Agent shall not deal with the Escrow Materials except in accordance with:

     (a)  the direction of both Infertek SmartSources and the Region, or

     (b)  an Order of a British Columbia Court.

4.3 The parties hereto agree that for greater certainty Infertek will be deemed to have made an assignment or have been petitioned into bankruptcy as provided in the Master Relationship Agreement if an Event of Insolvency occurs.

4.4 Where an Event of Source Code Release has occurred, and a copy of the Escrow Materials is delivered to the Region by the Escrow Agent, the Region shall be free to modify the Source Code for its own personal uses, and have it serviced by any third party to modify the Source Code as to suit the personal needs of the Region. Such use and/or modification of the Source Code shall be a royalty-free use by the Region.


5.0       RELEASE AND INDEMNIFICATION OF ESCROW AGENT:
          -------------------------------------------
5.1 Save and except for claims arising from the Escrow Agent's own gross negligent or wilful negligence or wilful misconduct, Infertek and the Region hereby indemnify and save harmless and release the Escrow Agent from any and all claims of any nature or kind whatsoever made by any person, firm or corporation, arising out of or in respect of this Agreement or amendments thereto.


6.0       APPOINTMENT OF SUCCESSOR ESCROW AGENT:
          -------------------------------------
6.1 The parties agree that the Escrow Agent shall be released from all obligations hereunder upon:

     (a) the Escrow Agent unilaterally designating a trust company, law firm or chartered accountancy firm to act as successor escrow agent (the "New Escrow Agent") in its place,

     (b) the Escrow Agent obtaining from such New Escrow Agent and delivering to the parties a true copy of an agreement pursuant to which the New Escrow Agent assumes all obligations under this Agreement,

     (c) the Escrow Agent delivering to the New Escrow Agent all Escrow Materials, and

     (d) the Escrow Agent delivering to Infertek and the Region a statutory declaration confirming the occurrence of the events set out above.

Upon the occurrence of each of the events set out in this Article 6.0, the Escrow Agent shall be relieved of all obligations hereunder, save and except the benefit of Article 5.1 herein.


7.0       FEES AND DISBURSEMENTS OF ESCROW AGENT:
          --------------------------------------
7.1 The disbursements and reasonable fees of the Escrow Agent for performing its obligations pursuant to this Agreement shall be paid, in the case of the provision of a copy of the Escrow Materials to the Region in accordance with this Agreement, by the Region.


8.0       TERMINATION:
          -----------
8.1 This Agreement may be terminated only by an instrument in writing executed by all parties hereto.


9.0       GENERAL:
          -------
9.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia without regard to its conflicts of laws principles, and the laws of Canada in force therein. Each party hereto irrevocably attorns to the jurisdiction of the Courts of the Province of British Columbia.

9.2 The Escrow Agent is not in a trust or fiduciary relationship with any third party, and no party to this Agreement is an agent or such third party, and no benefit or burden of this Agreement may be assigned except in accordance with Article 6.0 of this Agreement.

9.3 In the event the Escrow Agent is named in any court action in relation to the Escrow Material or is required to seek direction from the Court which requires legal advice and/or legal council the parties jointly and severally agree to pay all such reasonable legal fees and disbursements that may be incurred by the Escrow Agent.

9.4 No modifications hereof shall be binding upon the parties hereto unless executed in writing by the parties hereto.

9.5 Any notice, delivery or communication required or permitted to be given or sent or delivered hereunder shall be in writing and be sufficiently given or sent or delivered if it is delivered by hand to the last known address of the party and shall be deemed to have been received by such party one day after said notice or communication is delivered. Any statutory declaration delivered to the Escrow Agent pursuant to Article 4.1 shall be delivered to the attention of _____________.

          IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement the day and year first written below.

          DATED this _____ day of ______________________, 2001.

BY INFERTEK TECHNOLOGIES INC.:

__________________________________           ______________________________
Authorized Signature                         Title
__________________________________           ______________________________
Name                                         Date

BY UNIGLOBE TRAVEL (U.S.A.), L.L.C.:

__________________________________           ______________________________
Authorized Signature                         Title
__________________________________           ______________________________
Name                                         Date


BY __________________________ [Escrow Agent]:

__________________________________           ______________________________
Authorized Signature                         Title
__________________________________           ______________________________
Name                                         Date